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                                                               EXHIBIT (j)(viii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Trustees and Shareholders
     Van Kampen California Municipal Income Fund

     We consent to the reference to us under the heading "For More Information" in the Prospectus constituting part of this Post-Effective Amendment No. 46 to the registration statement on Form N-1A (the "Registration Statement") of Van Kampen Tax Free Trust and to the reference to us under the heading "Other Information" in the Statement of Additional Information which also constitutes part of this Registration Statement.

/s/ KPMG LLP


Chicago, Illinois

March 7, 2000